UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2024, the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), effective as of such date. Among other updates, the Amended Bylaws:

•
Update and expand the procedural and informational requirements for director nominations and other proposals submitted by stockholders under the Company’s “advance notice” bylaws, including requiring additional background information and disclosures regarding proposing stockholders, proposed nominees and proposed items of business.
•
Revise the deadline for advance notice of director nominations and other proposals submitted by stockholders for an annual meeting of the Company’s stockholders to be generally not earlier than one hundred twenty (120) days and not later than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting.
•
Require a stockholder soliciting proxies from other stockholders to use a proxy card color other than white, which is reserved for the exclusive use for solicitation by the Company or the Board.
•
Provide that for a person to be eligible to be a nominee for election as a director, that person must deliver to the Company’s Secretary (1) a completed and signed written questionnaire regarding his or her background and qualifications and (2) certain written representations and agreements related to his or her service on the Board enumerated in the Amended Bylaws.
•
Require stockholders providing notice pursuant to the advance notice and “proxy access” provisions to further update and supplement the notice to ensure that the information provided in connection with the notice is true and correct as of the record date for the applicable annual meeting.
•
Provide that a special meeting requested by stockholders need not be called if a similar item is included as an item of business to be brought before an annual meeting or special meeting called for a date within one hundred twenty (120) days of receipt of the special meeting request.
•
Make certain other nonmaterial procedural, modernizing, clarifying and conforming changes.

As a result of the amendments summarized above, if a stockholder intends to present a proposal of business or a nominee for election as a director at the Annual Meeting of Stockholders of the Company to be held in 2025 pursuant to the advance notice provisions of the Amended Bylaws, the Company’s Secretary must receive written notice of such proposal or nomination that complies with the advance notice provisions contained in the Amended Bylaws no earlier than January 29, 2025 and no later than February 28, 2025.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Assembly Biosciences, Inc., effective December 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: December 13, 2024	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary